                                                                   EXHIBIT 10.28

                          EXECUTIVE SEVERANCE AGREEMENT

         This Executive Severance Agreement ("Agreement") is entered into by and between _________________ ("Employee" or "You") and GAINSCO Service Corp. (the "Company"), a wholly owned subsidiary of GAINSCO, INC. ("GAINSCO") (Employee and the Company are sometimes referred to collectively as the "Parties"). The purpose of the Agreement is to provide Employee with a severance benefit should his employment end with GAINSCO or any of its direct and indirect subsidiaries (collectively, the "GAINSCO Companies") prior to the Expiration Date (as hereinafter defined) under the circumstances described below and to obtain a release of claims that may have arisen during his employment.

1. This Agreement shall become effective and enforceable on the day that it is executed (the "Effective Date") by each of the Parties and shall continue in effect through June 30, 2004 (the "Expiration Date"); provided, however, that commencing on June 30, 2004 and each June 30 thereafter, the Expiration Date shall automatically be extended for one additional year unless, not later than the September 30 immediately preceding such June 30, the Company has given notice that it does not wish to extend this Agreement and, provided, further, in no event shall the term of this Agreement extend beyond the date Employee attains sixty-five years of age. The Parties understand and agree that this Agreement does not supercede any severance agreement or employment agreement Employee may have with any of the GAINSCO Companies, including the Change in Control Agreement between Employee and GAINSCO dated October 5, 2001 (the "CIC Agreement").

2. Subject to the terms and during the term of this Agreement, the Company will pay Employee, in one lump sum payment, less the usual deductions for federal payroll taxes and benefits, a total payment equal to one year's base salary at Employee's compensation rate as of the date that Employee's employment with the Company ends, less any money any of the GAINSCO Companies accrued for the benefit of Employee under the CIC Agreement but not under any other severance agreement between any of the GAINSCO Companies and Employee (the "Executive Severance Payment"). Employee shall be eligible to receive the Executive Severance Payment, provided that:

         a. Prior to the Expiration Date, Employee's employment has not been terminated by death, disability or retirement; AND

         b. Prior to the Expiration Date, Employee does not terminate his employment with the Company without "Good Reason" as defined in paragraph 3; AND

         c. Prior to the Expiration Date, Employee has not been terminated for "Cause" as defined in paragraph 4; AND


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

         d. Employee executes, and does not revoke, a Separation and Release Agreement in the form attached hereto as Attachment 1 after the end of his employment with the Company.

         If Employee is eligible, the Company shall mail, in accordance with the procedures set forth in section 11 of this Agreement, the Executive Severance Payment to Employee within fifteen business days of the Employee's execution of the Separation and Release Agreement attached hereto as Attachment 1, provided that the Separation and Release Agreement has not been revoked.

3. For purposes of this Agreement, "Good Reason" shall mean the occurrence of any of the following without your consent and the continuance thereof for thirty (30) days after receipt by the Company of written notice from you specifying the facts establishing the occurrence:

         a. the assignment to you of a job title that is inconsistent with that of an officer of any of the GAINSCO Companies;

         b. a material reduction by the Company in your annual base salary as in effect immediately prior to the execution of this Agreement;

         c. the relocation of the Company's principal executive offices to a location outside of the Dallas/Fort Worth, Texas metroplex coupled with the failure by the Company to reimburse you for reasonable relocation expenses; or

         d. the failure by the GAINSCO Companies to pay to you any portion of your current compensation after the same shall have become due and payable.

4. For purposes of this Agreement, termination by GAINSCO of your employment for "Cause" shall mean termination upon:

         a. the failure by you to perform your assigned duties with any GAINSCO Company, other than any such failure resulting from your incapacity due to physical or mental illness or any such actual or anticipated failure after you have given notice to the Company that you are entitled to terminate your employment for Good Reason pursuant to paragraph 3;

         b. your malfeasance, gross negligence or recklessness in the performance of your duties or responsibilities;

         c. the engaging by you in conduct which is either intentionally, or demonstrably and materially, injurious to any GAINSCO Company, monetarily or otherwise;


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

         d. failure by you to obey written directions of the Chief Executive Officer of GAINSCO;

         e. your conviction of a felony or a crime involving moral turpitude;

         f. you cease to be eligible to hold your position with any GAINSCO Company as a result of any statute or rule, regulation or interpretation of or by any regulatory agency or other governmental or public authority; or

         g.       your fraud upon any GAINSCO Company.

5. Employee agrees to hold confidential and not to disclose to anyone any confidential information gained in the course of Employee's employment with any GAINSCO Company including, but not limited to, information concerning the financial affairs, business plans, proprietary statistics, pricing, and customer information of any GAINSCO Company. Employee agrees to abide by and keep in force any confidentiality provisions of any agreement between Employee and any of the GAINSCO Companies. Employee further agrees to hold confidential, and not to disclose to anyone, the contents of this Agreement, including its terms and any monetary consideration provided herein, except as required by lawful subpoena or for purposes of enforcing this Agreement or for tax advice.

6. Employee agrees that presently his annualized base salary is $________________________ (__________________________ THOUSAND DOLLARS
         AND ________ CENTS).

7. For a period commencing upon the Effective Date and ending two years after the termination of Employee's employment with the Company, Employee agrees that he will not solicit any person who is an employee or independent contractor of any GAINSCO Company or its successors to terminate any relationship such person may have with any GAINSCO Company or its successors. Employee hereby represents and warrants that he has not entered into any agreement, understanding or arrangement with any employee or independent contractor of any GAINSCO Company or its successors pertaining either to any business in which Employee has participated or plans to participate.

8. If deemed necessary by the Company, Employee agrees to render to the Company his full and complete cooperation in any investigation, proceeding, litigation or other legal proceeding. The Company agrees that it will provide reasonable compensation to compensate Employee for his time and expense associated with such cooperation. EMPLOYEE AND THE COMPANY AGREE THAT ANY WRITTEN OR ORAL STATEMENT OR TESTIMONY GIVEN BY EMPLOYEE SHALL BE TRUTHFUL.

9. Employee understands and agrees that if any provision of this Agreement is held to be unenforceable, such provision shall be severed from the other remaining provisions of this Agreement and it shall not affect the validity or unenforceability of the remaining provisions.


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


10. The laws of the State of Texas shall govern the validity of this Agreement, the construction of its terms, and the interpretation of the rights and duties of the parties hereto. The Parties agree that venue for all disputes SHALL be in Tarrant County, Texas. The Parties further agree and acknowledge that they are subject to personal jurisdiction in Tarrant County, Texas.

11. All communications required or allowed under this Agreement to the Company shall be in writing and shall be to:

                                           PRESIDENT
                                           GAINSCO SERVICE CORP.
                                           500 COMMERCE STREET
                                           FORT WORTH, TEXAS 76102

         All communications required or allowed under this Agreement to Employee shall be in writing and shall be to Employee's last address on file with the Company. Employee understands and agrees that if his address changes, he shall be responsible for informing the Company of his new address in writing within one week of the change of address. If Employee fails to comply with this provision, he shall be deemed to have received any communication sent to him by the Company or its representatives at Employee's last address on file with the Company.

12. No waiver of any of the terms of this Agreement shall be valid unless in writing and signed by all Parties to this Agreement. No waiver or default of any term of this Agreement shall be deemed a waiver of any subsequent breach or default of the same or similar nature. This Agreement may not be changed except by writing signed by the Parties.

13. The parties agree that this Agreement may be executed in multiple originals.


         EXECUTED on the _____________ day of _____________, 2002.



                                          --------------------------------------
                                          (Name of Employee)


                                          GAINSCO Service Corp.

                                          By:
                                              ----------------------------------

                                          Its:
                                               ---------------------------------

                  ATTACHMENT 1 TO EXECUTIVE SEVERANCE AGREEMENT

                    SEPARATION AND RELEASE AGREEMENT BETWEEN
                 _____________________ AND GAINSCO SERVICE CORP.

         This Separation and Release Agreement ("the Release Agreement") is made and entered into by and between ____________________________ (hereafter "Employee" or "You") and GAINSCO Service Corp (hereafter the "Company"). The Company and Employee are sometimes referred to collectively as the "Parties".

                                   WITNESSETH:

         WHEREAS, Employee and the Company agree that Employee was separated from his employment with the Company on __________________________; and

         WHEREAS, Employee and the Company understand that this Release Agreement does not effect a waiver or release of rights or claims that may arise from events occurring after the Employee executes this Release Agreement; and

         WHEREAS, Employee and the Company expressly agree and understand that the consideration for Employee's waiver of rights or claims is the Executive Severance Payment referred to in paragraph 2 of the Executive Severance Agreement, of which this Release Agreement is attached as Attachment 1. The Parties agree that the Executive Severance Payment is a sum of money exceeding that to which Employee is otherwise entitled; and

         WHEREAS, the Company desires to settle fully and finally any and all differences that may Employee may have with it; and

         NOW, THEREFORE, in consideration of the premises and mutual promises herein contained, it is agreed as follows:

1. The Parties understand and agree that neither the making of this Release Agreement nor the fulfillment of any condition or obligation of this Release Agreement constitutes an admission of any liability or wrongdoing on the part of the other or any Released Party. All liability by either party to the other has been and is expressly denied.

2.       Employee Acknowledgments.

         a. You have been advised by the Company to consult with the attorney of Your choice prior to signing this Release Agreement.

         b. You have been given a period of at least twenty-one (21) days within which to consider this Release Agreement.


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

         c. You would not be entitled to receive the Executive Severance Payment described in paragraph 2 of the Executive Severance Agreement being offered to You but for Your signing this Release Agreement

         d. You may revoke this Release Agreement within seven (7) days after the date You sign it by providing written notice of the revocation to the Company no later than the seventh day after You sign it. The Company must receive written notice of revocation no later than 5:00 p.m. on the seventh day after you sign the Release Agreement. You may mail written notice of revocation to:

                                         PRESIDENT
                                         GAINSCO SERVICE CORP.
                                         500 COMMERCE STREET
                                         FORT WORTH, TEXAS 76102

         Alternatively, You may fax the written notice of revocation to the Company, Attention: President, at (817) 338-1454.

3. It is further expressly agreed by the Parties that this Release Agreement shall become effective and enforceable on the tenth day after it is executed (the "Release Agreement Effective Date") by each of the parties if it is not revoked in accordance with paragraph 2(d) of the Release Agreement.

4. Employee represents that he has carefully read and fully understands all the provisions of this Release Agreement, that he is competent to execute this Release Agreement, and that he is knowingly voluntarily entering into this Release Agreement of his own free will and accord, without reliance upon any statement or representation of any person or parties released, or their representatives, concerning the nature and extent of the damages or legal liability therefore.

5. Employee represents and acknowledges that in executing this Release Agreement, he does not rely and has not relied upon any representation or statement made by the Company or any of its agents, representatives or attorneys with regard to the subject matter, basis or effect of this Release Agreement or otherwise, other than the representations contained in this Release Agreement.

6. After Employee executes this Release Agreement, the Company shall mail the Executive Severance Payment to Employee within fifteen business days provided that Employee is eligible to receive the Executive Severance Payment under the terms of the Executive Severance Agreement.

7. As a material inducement to the Company to enter into this Release Agreement, Employee does hereby agree to indemnify and save harmless Company of and from all claims for any


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

         unpaid federal income taxes, state and federal payroll taxes, applicable state and federal withholding tax obligations, penalties or interest arising out of this Release Agreement.

8. Employee's health insurance and all other Company benefits will terminate according to the terms of the plans. This provision is not, however, intended to waive Employee's rights under the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended. ("COBRA") The Company will provide the COBRA notice under which Employee may exercise his option in connection with continuation of coverage.

9. The Parties to this Release Agreement understand that to the extent Employee may have vested rights pursuant to the Company's group health insurance plans, group life insurance plans, and the 401(k) plan, such rights are excluded from the scope of this Release Agreement and are not terminated or released by it.

10. As a material inducement to the Company to enter into this Release Agreement and subject to the terms of this paragraph, Employee hereby irrevocably and unconditionally releases, acquits and forever discharges the Company and each of the Company and its parent, owners, stockholders, predecessors, successors, assigns, agents, directors, officers, employees, representatives, attorneys, divisions, subsidiaries, affiliates and all persons acting by, through, under or in concert with any of them, (collectively "Releasees"), from any and all charges, complaints, claims, liabilities, obligations, promises, agreements, controversies, damages, actions, causes of action, suits, rights, demands, costs, losses, debts and expenses (including attorneys' fees and costs actually incurred), of any nature whatsoever, known or unknown ("Claim" or "Claims") which Employee now has, owns, holds, or which Employee at any time heretofore had, owned, or held against each of the Releasees, including, but not limited to: (a) all Claims under the AGE DISCRIMINATION IN EMPLOYMENT ACT OF 1967, as amended; (b) all Claims under Title VII of the Civil Rights Act of 1964, as amended; (c) all Claims under the Employee Retirement Income Security Act of 1974, as amended; (d) all Claims arising under the Americans With Disabilities Act of 1990, as amended; (e) all Claims arising under the Family and Medical Leave Act of 1993, as amended; (f) all Claims related to Employee's employment with the Company; (g) all Claims of unlawful discrimination based on age, sex, race, religion, national origin, handicap, disability, equal pay, sexual orientation or otherwise; (h) all Claims of wrongful discharge, breach of an implied or express employment contract, negligent or intentional infliction of emotional distress, libel, defamation, breach of privacy, fraud, breach of any implied covenant of good faith and fair dealing and any other federal, state, or local common law or statutory claims, whether in tort or in contract; (i) all Claims related to unpaid wages, salary, overtime compensation, bonuses, severance pay, vacation pay or other compensation or benefits arising out of Employee's employment with the Company; and (j) all claims arising under any federal, state or local regulation, law, code or statute.

11. As a material inducement to the Company to enter into this Release Agreement, Employee represents that he has filed no lawsuits against the Company and, if he has filed any lawsuits against the Company, he will notify the Company of such lawsuits and cause them to be dismissed with prejudice.

12. It is understood and agreed that the release of liability described in this Release Agreement is a material provision of this Release Agreement. Accordingly, Employee covenants and promises not to sue or otherwise pursue legal action against the Company, other than for breach of this Release Agreement, and further covenants and promises to indemnify and defend the Company from any and all such claims, demands and causes of action, including the payment of reasonable costs and attorneys' fees relating to any claim, demand, or causes of action brought by him. Employee agrees that should any legal action be pursued on his behalf by any person or other entity against the Company regarding the claims released in this Release Agreement, Employee will not accept recovery from such action, but will assign such recovery to the Company and agrees to indemnify the Company against such claims and assessment of damages.

13. IT IS RECOGNIZED AND UNDERSTOOD BY THE PARTIES HERETO THAT THE EMPLOYEES OF THE COMPANY ARE AN INTEGRAL PART OF THE COMPANY AND THAT IT IS EXTREMELY IMPORTANT FOR THE COMPANY TO USE ITS MAXIMUM EFFORTS TO PREVENT THE LOSS OF SUCH EMPLOYEES. IT IS THEREFORE UNDERSTOOD AND AGREED BY THE PARTIES THAT, BECAUSE OF THE NATURE OF THE BUSINESS OF THE COMPANY, IT IS NECESSARY TO AFFORD FAIR PROTECTION TO THE COMPANY FROM THE LOSS OF ANY SUCH EMPLOYEES. CONSEQUENTLY, AS MATERIAL INDUCEMENT TO THE COMPANY TO PAY EMPLOYEE THE EXECUTIVE SEVERANCE PAYMENT, EMPLOYEE COVENANTS AND AGREES THAT FOR A PERIOD COMMENCING ON THE EFFECTIVE DATE AND ENDING TWO (2) YEARS AFTER THE RELEASE AGREEMENT EFFECTIVE DATE, EMPLOYEE SHALL NOT, DIRECTLY OR INDIRECTLY, HIRE OR ENGAGE OR ATTEMPT TO HIRE OR ENGAGE ANY INDIVIDUAL WHO SHALL HAVE BEEN AN EMPLOYEE, DIRECT SELLER, OR SUBCONTRACTOR OF THE COMPANY, ITS PARENT, ITS AFFILIATES OR ITS SUBSIDIARIES AT ANY TIME DURING THE TWO
         (2) YEAR PERIOD PRIOR TO THE EFFECTIVE DATE, WHETHER FOR OR ON BEHALF OF EMPLOYEE OR FOR ANY ENTITY IN WHICH EMPLOYEE SHALL HAVE A DIRECT OR INDIRECT INTEREST (OR ANY SUBSIDIARY OR AFFILIATE OF ANY SUCH ENTITY), WHETHER AS A PROPRIETOR, PARTNER, CO-VENTURER, FINANCIER, INVESTOR, STOCKHOLDER, DIRECTOR, OFFICER, EMPLOYER, EMPLOYEE, SERVANT, AGENT, REPRESENTATIVE OR OTHERWISE. FURTHER, EMPLOYEE COVENANTS AND AGREES THAT FOR A PERIOD COMMENCING ON THE EFFECTIVE DATE AND ENDING TWO (2) YEARS AFTER THE RELEASE AGREEMENT EFFECTIVE DATE, EMPLOYEE SHALL NOT, DIRECTLY OR INDIRECTLY, OR THROUGH ANY OTHER PERSON, FIRM, OR CORPORATION, OR IN ANY CAPACITY AS DESCRIBED IN THIS PARAGRAPH ABOVE, INDUCE, OR ATTEMPT TO INDUCE OR INFLUENCE ANY EMPLOYEE, DIRECT SELLER, OR SUBCONTRACTOR OF THE COMPANY, ITS PARENT, ITS SUBSIDIARIES OR AFFILIATES TO TERMINATE EMPLOYMENT OR RELATIONSHIP WITH THE COMPANY, ITS PARENT, ITS SUBSIDIARIES OR AFFILIATES WHEN THE COMPANY OR ITS PARENT, AFFILIATES OR SUBSIDIARIES DESIRES TO RETAIN THAT EMPLOYEE'S, DIRECT SELLER'S OR SUBCONTRACTOR'S SERVICES. NOTHING

         IN THIS PARAGRAPH SHALL BE CONSTRUED TO PREVENT EMPLOYEE FROM WORKING FOR A DIRECT COMPETITOR OF THE COMPANY.

15. Employee acknowledges and agrees that he had access to certain confidential information, trade secrets and proprietary data of the Company, its parent, its subsidiaries, its affiliates by virtue of Employee's employment with the Company, and Employee's participation in the Company's activities and business. As a further material inducement to the Company to pay Employee the Executive Severance Payment, Employee agrees to maintain the secrecy of all confidential information (as hereinafter defined) and agrees not to disclose such confidential information to any person(s), employer(s), partnership(s), corporation(s) or other entity of any nature whatsoever, and agrees to maintain such confidential information in the strictest confidence and trust. "Confidential information" means, in whatever form (tangible or intangible, including electronic data recorded or retrieved by any means), any and all trade secrets, confidential knowledge, proprietary data, and information owned by the Company and its parent, affiliates, or subsidiaries, furnished by the Company and its parent, affiliates or subsidiaries to Employee, or developed by the Company, its parent or any affiliate, subsidiaries, agent, contractor, or employee of the Company and which relates to the business or activities of the Company including technical specifications, diagrams, flow charts, methods, processes, procedures, discoveries, concepts, calculations, techniques, formula, systems, production plans, designs, research and development plans, marketing plans, business plans, business opportunities, cost and pricing data, customer records and lists, general chemical, engineering, manufacturing, financial and marketing know-how, copyrightable works and applications for registrations thereof, pending applications for letters patent of the United States and foreign countries, and any such that are issued, granted or published, in common law, state and federal rights relating to and under any trademarks, trade names or service marks (and also including any of the foregoing provided to Employee by or on behalf of the Company, its parent, subsidiaries, or affiliates prior to the Effective Date), but expressly excluding information which (1) was available to the public prior to the time of disclosure to, or discovery of production by Employee; (2) becomes available to the public through no act or omission of Employee; or (3) becomes available to Employee through or from a third party who is not under any obligation of confidentiality to the Company. Employee hereby expressly acknowledges and agrees that if Employee shall seek to disclose, divulge, reveal, report, publish, transfer or use, for any purpose whatsoever, any Confidential Information, Employee shall bear the burden of proving that any such information has become publicly available such that the actions of Employee do not constitute a breach of any obligation of Employee hereunder. Employee may disclose confidential information if required to disclose such information by law or court order, but before doing so Employee must provide notice to the Company with regard to such potential disclosure.

16. EMPLOYEE HAS CAREFULLY READ AND CONSIDERED THE PROVISIONS OF THIS RELEASE AGREEMENT AND, HAVING DONE SO, AGREES THAT

         THE RESTRICTIONS SET FORTH HEREIN ARE REASONABLE AND ARE REASONABLY REQUIRED FOR THE PROTECTION OF THE BUSINESS INTERESTS AND GOODWILL OF THE COMPANY AND ITS BUSINESS, OFFICERS, DIRECTORS AND EMPLOYEES. EMPLOYEE FURTHER AGREES THAT THE RESTRICTIONS SET FORTH IN THIS RELEASE AGREEMENT ARE NOT TO IMPAIR EMPLOYEE'S ABILITY TO SECURE EMPLOYMENT WITHIN THE FIELD OR FIELDS OF EMPLOYEE'S CHOICE, INCLUDING THOSE AREAS IN WHICH EMPLOYEE IS, IS TO BE, OR HAS BEEN EMPLOYED BY THE COMPANY BUT INSTEAD TO PROTECT THE CONFIDENTIALITY OF ITS CONFIDENTIAL INFORMATION AND TRADE SECRETS AND LEGITIMATE BUSINESS INTERESTS.

17. Employee and the Company promise and agree that they will not damage, or attempt to damage, the business reputation or goodwill of the other.

18. Employee agrees that in all future litigation involving the Company for which the Company requests Employee's cooperation that he will fully cooperate with the Company. In return for his cooperation, Company agrees to pay Employee for all the reasonable costs incurred by Employee due to his cooperation.

19. If Employee or the Company determine that the other has breached this Release Agreement, the non-breaching party will notify the party in breach of that fact in writing and the party in breach will be afforded ten (10) days to cure the breach.

20. Employee acknowledges that by the date Employee executes this Release Agreement, he will return to the Company any and all property of the Company, such as (but not limited to) marketing plans and related information, product development plans and related information, trade secret information, pricing information, vendor information, financial information, telephone lists, computer software and hardware, keys, credit cards, vehicles, telephones, and office equipment.

21. Any action, claim, arbitration or other legal proceedings brought to enforce the Release Agreement or otherwise concerning this Release Agreement SHALL be brought in a court of competent jurisdiction in Tarrant County, Texas. It is intended that the provisions of this Release Agreement shall be enforced to the fullest extent permissible under the laws and public policies of the state of Texas or any other jurisdiction in which enforcement of this Release Agreement is sought in the event that the choice of forum provision in this Release Agreement is found invalid.

22. The provisions of this Release Agreement shall be construed in accordance with the laws of the State of Texas without regard to its conflicts of law principles. In the event any term or condition or provision of this Release Agreement shall be determined to be invalid, illegal or unenforceable by a court of competent jurisdiction, the remaining terms, conditions and provisions of this Release Agreement shall remain in full force and effect to the extent permitted by law.

23. No waiver of any of the terms of this Release Agreement shall be valid unless in writing and signed by all Parties to this Release Agreement. No waiver or default of any term of this Release Agreement shall be deemed a waiver of any subsequent breach or default of the same or similar nature. This Release Agreement may not be changed except by writing signed by the Parties.

24. The paragraph numbering and ordering in this Release Agreement is provided for convenience only and will not affect its construction or interpretation. Unless otherwise expressly provided, the word "including" does not limit the preceding or following words or terms.

25. This Release Agreement shall be binding upon Employee and upon Employee's heirs, administrators, representatives, executors, trustees, successors and assigns, and shall inure to the benefit of Releasees and each of them, and to their heirs, administrators, representatives, executors, trustees, successors, and assigns.

26. For the same aforesaid consideration, it is further expressly agreed and understood that the Parties will promptly execute any and all documents that are necessary and appropriate to effectuate the terms of this Release Agreement.

27. For the same aforesaid consideration, it is expressly agreed and understood that the contents of this Release Agreement, including its terms, any monetary consideration paid therein, and the parties thereto, shall not be disclosed, released or communicated to any person (except their attorneys, spouses, and tax consultants), including natural persons, corporations, partnerships, limited partnerships, joint ventures, sole proprietorships or other business entities, except for the purpose of enforcing this Release Agreement or any provision therein or pursuant to a lawful subpoena. Each party agrees to give reasonable notice to the other in the event disclosure of this Release Agreement is sought by subpoena or otherwise.

28. The parties agree that the Release Agreement may be executed in multiple originals.


         EXECUTED on the _____________ day of _____________, 2002.




                                   ---------------------------------------------


                                   GAINSCO, SERVICE CORP.


                                   By:
                                      ------------------------------------------


                                   Its:
                                       -----------------------------------------